Exhibit 10.1

PROMISSORY NOTE

Date: May 9, 2012	Principal Amount: $10,000,000

FOR VALUE RECEIVED, the undersigned maker, The Hallwood Group Incorporated, a Delaware corporation (“Maker”), hereby unconditionally promises to pay to the order of Hallwood Family (BVI), L.P., a British Virgin Islands limited partnership (“Holder”), at 3710 Rawlins, Suite 1500, Dallas, Texas 75218, in lawful money of the United States of America, the principal amount shown above, together with interest.

1. Principal Payments. The outstanding principal amount of this promissory note (“Note”), together with all unpaid accrued interest, shall be payable on June 28, 2013.

2. Interest. Interest on the principal balance outstanding from time to time shall accrue from the date of this Note at the lesser of (a) six percent (6.0%) per annum, compounded quarterly, or (b) the Maximum Lawful Rate (as defined herein). Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 365 days. Such interest shall be payable on the last day of each calendar quarter, with the first payment to be paid on or before June 30, 2012 and the final payment to be paid on June 28, 2013.

3. Charges and Maximum Lawful Rate. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Holder in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Note and any other documents executed in connection herewith. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Holder in connection with the transactions relating to this Note that are treated as interest under applicable law.

4. Prepayment of Principal. This Note may be prepaid, in whole or in part, at any time without premium or penalty. All prepayment shall be applied first to accrued interest and then to principal.

5. Security Interest. To secure all of the obligations of Maker pursuant to this Note, Maker hereby grants to Holder a security interest in (i) all of the common and preferred stock of Brookwood Companies Incorporated (“Brookwood”), all of which is held by Maker; and (ii) the interest in Maker in any federal tax refund Maker receives in 2012 or 2013 (the items described in clauses (i) and (ii) being the “Collateral”), but only to the extent that Maker is not prohibited by law or any agreements with third parties from granting such a security interest. The security interests will be further evidenced by a Security Agreement and a Pledge and Security Agreement between Maker and Holder, each dated the same date as this Note. The Security Agreement, the Pledge and Security Agreement (the “Pledge Agreement”) and this Note, together with any other documents entered into relating to this Note constitute the “Loan Documents”.

6. Further Assurances. Maker agrees to use its good faith commercially reasonable efforts to take or cause to be taken all appropriate action, and do or cause to be done all things necessary, proper or advisable, including to execute and deliver a more specific security agreement reflecting the security interest granted in this Note, and such other documents and papers, as may be required to carry out the provisions of this Note or as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Note. Maker further authorizes Holder to take any action that Holder determines in good faith to be necessary or appropriate to reflect or perfect the security interest granted in this Note, including the filing of any financing statements with government authorities.

7. Waiver of Notice. Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to Holder. Holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

8. Affirmative Covenants. Maker covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under this Note, Maker shall:

(a) Maintain Existence and Current Legal Form of Business: (i) Maintain its existence and good standing in the state of its incorporation or organization, (ii) maintain its current legal form of business indicated above, and, (iii), as applicable, qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect.

(b) Maintain Records: Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of Maker.

(c) Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any Event of Default (as defined herein).

(d) Pledge of Equity Interests: Cause, at all times, 100% of the equity interests of Brookwood to be pledged to Holder pursuant to a Pledge and Security Agreement in form and substance reasonably acceptable to Holder.

9. Events of Default. Subject to the Opportunity to Cure Non-Monetary Default set forth below, each of the following shall be “Events of Default” under this Note:

(a) The failure to make prompt payment of principal or interest on the Note when due or payable.

(b) Should a custodian be appointed for or take possession of any or all of the assets of Maker or Brookwood, or should Maker or Brookwood either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve Maker or Brookwood, any proceeding to have a receiver appointed, or should Maker or Brookwood make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of Maker’s or Brookwood’s assets, and such seizure is not discharged within 60 days.

(c) Should final judgment for the payment of money in excess of $2,000,000 be rendered against Maker or Brookwood which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.

(d) Should there be any transfer or disposition of any of the Collateral, except as permitted by the Security Agreement, the Pledge Agreement or this Note;

(e) Should there be any attachment, execution or levy on any of the Collateral;

(f) Should any lien or security interest granted to Holder to secure payment of the Note terminate, fail for any reason to have the priority agreed to by Holder on the date granted, or become unperfected or invalid for any reason;

(g) Should there be an Event of Default under that certain Loan Agreement between Brookwood and Branch Banking and Trust Company dated as of March 30, 2012.

The term “Opportunity to Cure Non-Monetary Default” as used in this Note shall mean the right of Maker to cure a pending Event of Default under this Note or other Loan Document, other than the failure to pay money, within ten (10) days after the occurrence of such pending default; provided, however, that if such default cannot reasonably be cured within such ten (10) day period, there shall be no Event of Default if Maker commences to cure such default during such ten (10) day period and completes such cure within thirty (30) days after the occurrence of such Event of Default.

10. Default Costs. Should an Event of Default occur, Maker will pay to Holder all costs incurred by Holder for the purpose of enforcing its rights hereunder, including:

(a) costs of foreclosure;

(b) costs of obtaining money damages; and

(c) a reasonable fee for the service of attorneys employed by Holder for any purpose related to the Loan Documents, including without limitation consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

11. Remedies Upon Default. Upon the occurrence of any of the above listed Events of Default, Holder may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

(a) Declare the balance of the Note to be immediately due and payable, both as to principal and interest, late fees, and all other amounts/expenditures without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Maker;

(b) Require the Maker to pledge additional collateral to Holder from Makers’ assets and properties, the acceptability and sufficiency of such collateral to be determined in Holder’s sole discretion;

(c) Take immediate possession of and foreclose upon any or all collateral which may be granted to Holder as security for the indebtedness and obligations of the Maker under the Loan Documents;

(d) Exercise any and all other rights and remedies available to Holder under the terms of the Loan Documents and applicable law, including the Texas Uniform Commercial Code;

(e) All obligations, if any, of Holder under the Loan Documents shall immediately cease and terminate unless and until Holder shall reinstate such obligation in writing.

12. No Waiver. No delay or omission on the part of Holder in exercising any rights hereunder shall operate as a waiver of such right or of any other right of such Holder.

13. Collection. If Holder expends any effort in any attempt to enforce payment of all or any part or installment of any sum due Holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable collection costs and fees incurred by Holder, including reasonable attorneys’ fees.

14. Jury Waiver. Holder (by its acceptance hereof) and Maker hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among Holder and Maker arising out of or in any way related to this Note, any other related document, or any relationship between Holder and Maker. This provision is a material inducement to Holder to provide the financing evidenced by this Note.

15. Usury. Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Lawful Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Lawful Rate, Maker and Holder shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Lawful Rate.

16. Governing Law. Notwithstanding conflicts of law principles, this Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Note is performable in Dallas County, Texas. Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Dallas County, Texas. Maker and each such other party hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection he or it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Nothing herein shall affect the right of Holder to bring any action or proceeding against Maker or any other party liable hereunder or with respect to any collateral in any state or federal court in any other jurisdiction. Any action or proceeding by Maker or any other party liable hereunder against Holder shall be brought only in a court located in Dallas County, Texas.

17. Addresses for Notices. All communications, notices and disclosures required or permitted by the Loan Documents shall be in writing and shall be deemed to have been given at the earlier of the time when actually delivered to a party or an officer of the party to which notice is to be given or when sent by facsimile transmission, overnight courier service or by certified or registered first-class mail, postage prepaid, return receipt requested, addressed as follows, unless and until any party notifies the other party in accordance with this section of a change of address:

Maker’s Address for Notices:

The Hallwood Group Incorporated

3710 Rawlins

Suite 1500

Dallas, Texas 75218

Attn: President

Holder’s Address for Notices:

Hallwood Family (BVI) L.P.

3710 Rawlins

Suite 1500

Dallas, Texas 75218

Attn: General Partner

18. ENTIRE AGREEMENT. THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY MAKER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND HOLDER WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND HOLDER. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND HOLDER.

19. Severability. If any provisions of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

20. Time of the Essence. Time is of the essence with respect to all of the Maker’s obligations and agreements under this Note.

MAKER:

THE HALLWOOD GROUP INCORPORATED

By:
Name:
Title: